Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT



                                      State or other
                                     Jurisdiction of                Percentage
Parent                                Incorporation                 Ownership
------                           -----------------------------------------------


CFS Bancshares, Inc.                    Delaware                       N/A

Subsidiary(1)
----------

Citizens Federal Savings Bank         United States                    100%

----------------

(1) The assets, liabilities and operations of the subsidiary are included in the consolidated financial statements contained in this Annual Report on Form 10-KSB.